Exhibit 99.1

Investor Relations:

Christopher Taylor

781-398-2466

Media Relations:

Sarah Emond

781-398-2544

For Immediate Release

Reverse Split of Oscient Pharmaceuticals Stock to be Effected with Market Open November 16, 2006

— Trading under temporary ticker “OSCID” expected for 20 days —

Waltham, Mass., November 15, 2006 – Oscient Pharmaceuticals Corporation’s (Nasdaq: OSCI) Board of Directors has voted to implement a 1-for-8 reverse stock split effective November 15, 2006 at 11:59 PM ET. An amendment to the Company’s Amended and Restated Articles of Organization authorizing the reverse split was approved at a Special Meeting of Shareholders on November 14, 2006.

The reverse stock split will result in the automatic conversion of eight shares of common stock into one share of common stock. In cases in which the reverse stock split results in any shareholder holding a fraction of a share, such fractional share will be rounded up to the nearest whole number. The reverse split will affect all shares of Oscient common stock, including those shares underlying stock options and warrants outstanding, immediately prior to the effective time of the reverse split. After giving effect to the reverse stock split, there will be no alteration to the relative rights and preferences of existing shareholders. The par value of the common stock and the number of shares of the common stock authorized for issuance will remain unchanged following the reverse stock split

Oscient’s common stock will begin trading on a split-adjusted basis with the opening of the NASDAQ Stock Market on November 16, 2006, with the interim stock symbol “OSCID.” After 20 trading days, the “D” is expected to be removed. Shareholders who hold stock through brokerage firms will not be required to perform any action. The Company’s transfer agent, Computershare Investor Services, will mail to registered shareholders of record, as of November 15, 2006, instructions for exchanging stock certificates.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage biopharmaceutical company marketing two FDA-approved products with its national primary care sales force. ANTARA® 130 mg (fenofibrate) capsules is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE® (gemifloxacin mesylate) tablets is an antibiotic approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. Oscient also has a novel, late-stage antibiotic candidate, Ramoplanin, under investigation for the treatment of Clostridium difficile-associated disease (CDAD).

For important information regarding the safety and use of ANTARA and FACTIVE, please see the full prescribing information available at www.antararx.com and www.factive.com.

Forward-Looking Statement

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (i) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (ii) our ability to integrate ANTARA into our business; (iii) whether we will be able to expand the indications for which FACTIVE is approved; (iv) the delay or inability to find sublicensing partners for FACTIVE or to negotiate favorable licensing terms; (v) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidate; and (vi) delays by the FDA. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2006 and in other filings that we may make with the Securities and Exchange Commission from time to time.